AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 2002
                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact name of Registrant as specified in its charter)

                  ARIZONA                             86-0011170
          (State of Incorporation)                 (I.R.S. Employer
                                                Identification Number)

                             400 North Fifth Street
                             Phoenix, Arizona 85004
                                 (602) 250-1000
     (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------
                                MATTHEW P. FEENEY
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                             Phoenix, Arizona 85004
                                 (602) 382-6239
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                           --------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

                           --------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 464(c) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                                     Proposed    Proposed
                                                      Maximum     Maximum
                                       Amount        Offering    Aggregate       Amount of
    Title of Each Class of              to be          Price      Offering      Registration
 Securities to be Registered         Registered      Per Unit      Price            Fee
--------------------------------------------------------------------------------------------
First Mortgage Bonds.........          (1)(3)           (2)       (1)(2)(3)         N/A
--------------------------------------------------------------------------------------------
Debt Securities..............          (1)(4)           (2)       (1)(2)(4)         N/A
--------------------------------------------------------------------------------------------
  Total......................       $500,000,000        (2)     $500,000,000     $ 46,000(5)
============================================================================================

(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000. If any such securities are issued at an original issue discount, then the aggregate initial offering price as so discounted shall not exceed $500,000,000, notwithstanding that the stated principal amount of such securities may exceed such amount.
(2) The proposed maximum initial offering price per unit will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3) Subject to Footnote (1), there are being registered hereunder an indeterminate principal amount of First Mortgage Bonds as may be sold, from time to time, by the Registrant.
(4) Subject to Footnote (1), there are being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time, by the Registrant.
(5) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where an offer or sale is prohibited.

                   SUBJECT TO COMPLETION, DATED JUNE 20, 2002

Prospectus

                         ARIZONA PUBLIC SERVICE COMPANY
                                  $500,000,000
                              First Mortgage Bonds
                                 Debt Securities

     We may offer and sell first mortgage bonds and debt securities from time to time in one or more offerings. This prospectus provides you with a general description of the first mortgage bonds and debt securities we may offer.

     Each time we sell first mortgage bonds or debt securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the first mortgage bonds or debt securities. The supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our first mortgage bonds or debt securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          ---------------------------

                 The date of this prospectus is __________, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus..........................................................3
Forward-Looking Statements.....................................................3
Where You Can Find More Information............................................4
Business of Arizona Public Service Company.....................................5
Ratio of Earnings to Fixed Charges.............................................5
Use of Proceeds................................................................5
Description of First Mortgage Bonds............................................5
Description of Debt Securities.................................................9
Global Securities.............................................................17
Regarding the Trustees........................................................18
Plan of Distribution..........................................................19
Experts.......................................................................19
Legal Opinions................................................................19

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a shelf registration statement that we filed with the United States Securities and Exchange Commission, or the SEC. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations, and prospects may have changed since those dates.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, any accompanying prospectus supplement, and the additional information described under the heading "Where You Can Find More Information" may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to our management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," or similar expressions, we are making forward-looking statements.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties, and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include, but are not limited to:

     * the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona;

     * the outcome of regulatory and legislative proceedings relating to the restructuring;

     * state and federal regulatory and legislative decisions and actions, including the price mitigation plan adopted by the FERC in June 2001;

     * regional economic and market conditions, including the California energy situation and completion of generation construction in the region, which could affect customer growth and the cost of power supplies;

     *    the cost of debt and equity capital;

     *    weather variations affecting local and regional customer energy usage;

     *    conservation programs;

     *    power plant performance;

     * our ability to compete successfully outside traditional regulated markets (including the wholesale market);

     *    technological developments in the electric industry; and

     * other uncertainties, all of which are difficult to predict and many of which are beyond our control.

     You are cautioned not to put undue reliance on any forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus and any prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

AVAILABLE INFORMATION

     We file annual, quarterly, and special reports, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site: http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Reports and other information concerning us can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all securities are sold under this prospectus.

     *    Annual Report on Form 10-K for the fiscal year ended December 31,
          2001;

     * Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002; and

     * Current Reports on Form 8-K dated December 14, 2001 and February 8, February 26, April 19, April 26, May 22, June 5, and June 11, 2002.

You may request a copy of these filings and will receive a copy of these filings, at no cost, by writing or telephoning us at the following address:

          Arizona Public Service Company
          Office of the Secretary
          Station 9046
          P.O. Box 53999
          Phoenix, Arizona 85072-3999
          (602) 250-5608

                   BUSINESS OF ARIZONA PUBLIC SERVICE COMPANY

     We were incorporated in 1920 under the laws of Arizona and we are Arizona's largest electric utility, with more than 874,000 customers. We are a wholly-owned subsidiary of Pinnacle West Capital Corporation. We provide either retail or wholesale electric service to substantially all of the state of Arizona, with the major exceptions of the Tucson metropolitan area and about one-half of the Phoenix metropolitan area. We also generate and, through Pinnacle West Capital Corporation's power marketing division, sell and deliver electricity to wholesale customers in the western United States. Our principal executive offices are located at 400 North Fifth Street, Phoenix, Arizona 85004, 602-250-1000.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratio of our earnings to fixed charges for each of the indicated periods:

  Three Months
      Ended                          Twelve Months Ended
    March 31,                            December 31,
    ---------        ---------------------------------------------------
      2002           2001        2000        1999        1998       1997
      ----           ----        ----        ----        ----       ----
      2.25           3.77        3.79        3.24        3.11       3.01

     For the purposes of these computations, earnings are defined as the sum of our pre-tax income plus our fixed charges and the fixed charges of our subsidiaries. Fixed charges consist of interest on debt, amortization of debt discount, premium, and expense, and an estimated interest factor in rentals.

                                 USE OF PROCEEDS

     We will add the net proceeds from any sale of first mortgage bonds or debt securities to our general corporate funds. We will use the net proceeds to repay debt and for general corporate purposes. A prospectus supplement may include other uses of the net proceeds.

                       DESCRIPTION OF FIRST MORTGAGE BONDS

GENERAL

     The following description highlights the general terms of the first mortgage bonds. When we offer first mortgage bonds in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions will not apply.

     Our mortgaged property will secure the first mortgage bonds. The first mortgage bonds will be issued under a Mortgage and Deed of Trust, dated as of July 1, 1946, between us and The Bank of New York. The Mortgage allows us to issue first mortgage bonds in one or more series.

     We have summarized selected provisions of the Mortgage below. The summary is not complete. We have filed the form of the Mortgage as an exhibit to the registration statement and you should read any provisions of the Mortgage that may be important to you.

     You should refer to the prospectus supplement attached to this prospectus for the following information about a new series of first mortgage bonds:

     *    the aggregate principal amount of the first mortgage bonds;

     *    the date on which the first mortgage bonds mature;

     *    the interest rate;

     *    when the interest on the first mortgage bonds accrues and is payable;

     * whether and when we can redeem the first mortgage bonds, and at what price;

     *    the record dates for the payment of interest and principal;

     * whether the first mortgage bonds will be issued in the form of one or more global securities; and

     *    any other terms.

     We will pay interest to the person in whose name the first mortgage bonds are registered at the close of business on the record date that precedes the interest payment date. The supplemental indenture to the Mortgage that contains the terms of the first mortgage bonds will also contain the record date. We will issue the first mortgage bonds as fully registered bonds, without coupons, in $1,000 denominations and multiples thereof. The holders of the first mortgage bonds may transfer them at any time without any service or other charge, except for transfer taxes and other governmental charges, if any. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.

     Other than the protections described in this prospectus and in the prospectus supplement, holders of first mortgage bonds would not be protected by the covenants in the Mortgage from a highly-leveraged transaction.

REDEMPTION

     Unless indicated differently in a prospectus supplement, we may redeem the first mortgage bonds at their principal amount plus accrued interest to the redemption date in any of the following ways:

     * in whole or in part using the proceeds when any of our mortgaged property is taken under eminent domain;

     * in whole or in part using the proceeds of the sale or other disposition of property that is released from the lien of the Mortgage;

     * in whole, together with all other first mortgage bonds then outstanding, within twelve months of a transaction involving the transfer of substantially all of the property subject to the lien of the Mortgage; or

     *    in whole or in part with cash deposited in a replacement fund.

SECURITY

     The first mortgage bonds will rank on an equal basis with all first mortgage bonds at any time outstanding under the Mortgage, except for any sinking fund or similar fund that is provided for in a particular series. The Mortgage creates a first mortgage lien on substantially all the property we own. However, the lien does not cover interests in Unit 2 of the Palo Verde Nuclear Generating Station that we lease, or any other property specifically excluded from the Mortgage. The Mortgage lien and the title to some of our properties are subject to excepted encumbrances, minor leases, defects, irregularities, and deficiencies, and are subject to the considerations discussed below regarding the Four Corners Plant and Navajo Plant locations. The Mortgage lien also extends to all property acquired after the effective date of the Mortgage, other than specifically excluded property, for which proper filings and recordings have been made. In the case of property acquired after the effective date of the Mortgage lien, however, the Mortgage lien is subject to encumbrances and to liens existing or placed on the property at the time we acquire it.

     Both the Four Corners Plant and the Navajo Plant are located on property held under leases from the Navajo Tribe and easements from the Secretary of the Interior. The leases extend from their effective dates in 1966 and 1969 for terms of 50 years with rights of renewal for up to 25 additional years. The easements are for 50-year terms from the same effective dates. Although we own the rights granted to us by the leases from the Navajo Tribe, we do not make any representation about the Navajo Tribe's interest in the lands leased, but we are not aware of any assertion of a contesting claim to the lands. We also do not make any representations about the enforceability of the leases against the Navajo Tribe.

     The Mortgage requires us to keep our encumbered property in good repair and working order as an operating system. However, we are permitted to permanently discontinue or reduce the capacity of any property if:

     * in the judgment of our Board of Directors, it is desirable in the conduct of our business;

     *    a regulatory authority orders us to do so; or

     *    we are going to sell or dispose of the property.

     If we are not in default under the Mortgage, we may obtain a release from the Mortgage lien of:

     * unserviceable, obsolete, or unnecessary property, but only if we replace the property with property of equal value; or

     * other property that we have sold or otherwise disposed of, but only if we:

          * deposit with the trustee cash in an amount equal to the released property's fair value;

          * use redeemed or retired first mortgage bonds in an amount equal to the released property's fair value; or

          * use as a credit additional property we acquired within the preceding five years that has fair value equal to the released property's fair value.

     The trustee may, and upon our request must, cancel and discharge the Mortgage lien and all supplemental indentures to the Mortgage when we have repaid all of the debt secured by the Mortgage.

ISSUANCE OF ADDITIONAL FIRST MORTGAGE BONDS

     We may issue additional first mortgage bonds under the Mortgage in a principal amount equal to:

     *    60% of net property additions;

     *    the principal amount of redeemed or retired first mortgage bonds;
          and/or

     *    deposited cash,

but only if our adjusted net earnings over the twelve-month period within fifteen months preceding the month in which we issue the bonds are at least two times the annual interest on all outstanding first mortgage bonds after the issuance and on debt secured by prior liens. There are exceptions to this earnings coverage requirement for first mortgage bonds issued on the basis of redeemed or retired first mortgage bonds when the redeemed or retired first mortgage bonds had a higher rate of interest and when other conditions are satisfied.

     We can support the issuance of new first mortgage bonds by using property located on leaseholds or easements, such as the Four Corners and Navajo Plants, if the leasehold or easement has an unexpired term of, or the term is extendable at our option for, at least 30 years after the date of issuance, or if we may remove the property without compensation.

     As of March 31, 2002, we estimate that the Mortgage would have allowed us to issue up to approximately $3.25 billion of additional first mortgage bonds. In addition to complying with the Mortgage restrictions placed on the issuance of additional first mortgage bonds, we must obtain the approval of the Arizona Corporation Commission, which we refer to as the ACC, before incurring long-term debt. Existing ACC orders allow us to have approximately $2.6 billion in principal amount of long-term debt outstanding at any one time. We do not expect these orders to limit our ability to meet our capital requirements.

     REPLACEMENT FUND

     So long as any of our first mortgage bonds are outstanding, the Mortgage requires us to deposit cash with the trustee each calendar year in an amount related to net additions to our mortgaged utility plant. However, we may satisfy all or any part of this requirement by using redeemed or retired first mortgage bonds, property additions, or property retirements. For 2001, our replacement fund requirement was about $155 million. Any cash that we deposit may, upon our request, be applied to the redemption or repurchase of first mortgage bonds. We may withdraw the cash from the trustee by using additional property we acquire or redeemed or retired first mortgage bonds. If we do not withdraw the cash from the trustee within five years of deposit, the trustee must use the cash to redeem outstanding first mortgage bonds. The prospectus supplement relating to a particular series of first mortgage bonds may describe restrictions on our ability to redeem the first mortgage bonds with cash we deposit with the trustee to meet our replacement fund requirements.

EVENTS OF DEFAULT

     The following are events of default under the Mortgage:

     * our failure to pay the principal of any first mortgage bond when due and payable;

     * our failure to pay interest on any first mortgage bond within 60 days after it is due and payable;

     * our failure to pay any installment of any fund required to be applied to the purchase or redemption of first mortgage bonds within 60 days after it is due and payable;

     *    bankruptcy, insolvency, and reorganization events involving us; and

     * our failure to perform any other covenant of the Mortgage which continues for 90 days after notice by the trustee or holders of 15% in principal amount of eligible bonds.

     The Mortgage allows the trustee to withhold notice of defaults if the trustee determines in good faith that withholding the notice is in the interests of the bondholders. The trustee may not withhold notice of any default in the payment of principal or interest or any sinking, improvement, replacement, or purchase fund installment.

     Those holding at least a majority in principal amount of the first mortgage bonds may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee. However, the trustee may decline to follow any direction under some circumstances, including the trustee's good faith determination that it will not be sufficiently indemnified for any expenditures. We are required to file with the trustee, on or before July 1 of each year, a certificate stating we have complied with all of the provisions of the Mortgage and that we are not in default and, if we have not complied, stating all known defaults.

MODIFICATION OF THE MORTGAGE

     The Mortgage and the rights of bondholders may be modified if the following parties consent to the modification:

     *    us;

     *    the trustee, if the trustee is affected by the modification;

     * holders of at least 70% in principal amount of the first mortgage bonds, if all series are affected by the modification; or

     * holders of at least 70% in principal amount of any series of first mortgage bonds affected by the modification, if all series are not affected.

     However, the holder of each first mortgage bond affected must consent to any modification that would:

     * affect the rights of the holder to receive payment of the principal, premium, or interest on any first mortgage bonds on the dates due or to institute suit to enforce such right;

     * permit the creation of an additional lien ranking prior or equal to the lien of the Mortgage to any of the mortgaged property;

     * deprive any nonassenting bondholder of a lien upon the mortgaged property for the security of the holder's first mortgage bonds; or

     * reduce the percentage of bondholders required to consent to a modification.

RESTRICTIONS ON DIVIDENDS

     The Mortgage restricts the payment of dividends on our common stock under conditions that have not existed in the past and do not currently exist.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The following description highlights the general terms of the debt securities. When we offer debt securities in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which any of these general provisions will not apply.

     The debt securities will be our unsecured obligations. The debt securities may be issued in one or more new series under:

     * an Indenture, dated as of January 1, 1995, between The Bank of New York and us, in the case of subordinated debt securities; or

     * an Indenture, dated as of January 15, 1998, between JPMorgan Chase Bank and us, in the case of senior debt securities.

     We have summarized selected provisions of the Indentures below. The summary is not complete. We have filed the forms of the Indentures as exhibits to the registration statement. You should read the Indentures in their entirety, including the definitions of certain terms, together with this prospectus and the prospectus supplement before you make any investment decision. Although separate

Indentures are used for subordinated debt securities and senior debt securities, the description of the Indenture in this section applies to both Indentures, unless otherwise noted.

     You should refer to the prospectus supplement attached to this prospectus for the following information about a new series of debt securities:

     *    title of the debt securities;

     * the aggregate principal amount of the debt securities or the series of which they are a part;

     *    the date on which the debt securities mature;

     *    the interest rate;

     *    when the interest on the debt securities accrues and is payable;

     *    the record dates;

     *    places where principal, premium, or interest will be payable;

     * periods within which, and prices at which we can redeem debt securities at our option;

     * any obligation on our part to redeem or purchase debt securities pursuant to a sinking fund or at the option of the holder;

     * denominations and multiples at which debt securities will be issued if other than $1,000;

     * any index or formula from which the amount of principal or any premium or interest may be determined;

     *    any allowance for alternative currencies and determination of value;

     * whether the debt securities are defeasible under the terms of the Indenture;

     *    whether we are issuing the debt securities as global securities;

     * any additional or different events of default and any change in the right of the trustee or the holders to declare the principal amount due and payable if there is any default;

     *    any addition to or change in the covenants in the Indenture; and

     *    any other terms.

     We may sell the debt securities at a substantial discount below their principal amount. The prospectus supplement may describe special federal income tax considerations that apply to debt securities sold at an original issue discount or to debt securities that are denominated in a currency other than United States dollars.

     Other than the protections described in this prospectus and in the prospectus supplement, holders of debt securities would not be protected by the covenants in the Indenture from a highly-leveraged transaction.

SUBORDINATION

     The Indenture relating to the subordinated debt securities states that, unless otherwise provided in a supplemental indenture or a board resolution, the debt securities will be subordinate to all senior debt. This is true whether the senior debt is outstanding as of the date of the Indenture or is incurred afterwards. The balance of the information under this heading assumes that a supplemental indenture or a board resolution results in a series of debt securities being subordinated obligations.

     The Indenture states that we cannot make payments of principal, premium, or interest on the subordinated debt if:

     * the principal, premium or interest on senior debt is not paid when due and the applicable grace period for the default has ended and the default has not been cured or waived; or

     * the maturity of any senior debt has been accelerated because of a default.

     The Indenture provides that we must pay all senior debt in full before the holders of the subordinated debt securities may receive or retain any payment if our assets are distributed to our creditors upon any of the following:

     *    dissolution;

     *    winding-up;

     *    liquidation;

     *    reorganization, whether voluntary or involuntary;

     *    bankruptcy;

     *    insolvency;

     *    receivership; or

     *    any other proceedings.

     The Indenture provides that when all amounts owing on the senior debt are paid in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.

     The Indenture defines senior debt as the principal, premium, interest and any other payment due under any of the following, whether outstanding at the date of the Indenture or thereafter incurred, created or assumed:

     * all of our debt evidenced by notes, debentures, bonds, or other securities we sell for money, including all of our first mortgage bonds;

     * all debt of others of the kinds described in the preceding bullet point that we assume or guarantee in any manner; and

     * all renewals, extensions, or refundings of debt of the kinds described in either of the two preceding bullet points.

However, the preceding will not be considered senior debt if the document creating the debt or the assumption or guarantee of the debt states that it is not superior to or that it is on equal footing with the subordinated debt securities.

     The Indenture does not limit the aggregate amount of senior debt that we may issue. As of March 31, 2002, there was approximately $1.9 billion of senior debt outstanding and there was no subordinated debt outstanding.

FORM, EXCHANGE, AND TRANSFER

     Each series of debt securities will be issuable only in fully registered form and without coupons. In addition, unless otherwise specified in a prospectus supplement, the debt securities will be issued in denominations of $1,000 and multiples of $1,000. We, the trustee, and any of our agents may treat the registered holder of a debt security as the absolute owner for the purpose of making payments, giving notices, and for all other purposes.

     The holders of debt securities may exchange them for any other debt securities of the same series, in authorized denominations, and equal principal amount. However, this type of exchange will be subject to the terms of the Indenture and any limitations that apply to global securities.

     A holder may transfer debt securities by presenting the endorsed security at the office of a security registrar or at the office of any transfer agent we designate. The holder will not be charged for any exchange or registration of transfer, but we may require payment to cover any tax or other governmental charge in connection with the transaction. We have appointed the trustee under each Indenture as security registrar. A prospectus supplement will name any transfer agent we designate for any debt securities if different from the security registrar. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts at any time, except that we will maintain a transfer agent in each place of payment for debt securities.

     If the debt securities of any series are to be redeemed in part, we will not be required to do any of the following:

     * issue, register the transfer of, or exchange any debt securities of that series and/or tenor beginning 15 days before the day of mailing of a notice of redemption of any debt security that may be selected for redemption and ending at the close of business on the day of the mailing; or

     * register the transfer of or exchange any debt security selected for redemption, except for an unredeemed portion of a debt security that is being redeemed in part.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, we will pay interest on a debt security on any interest payment date to the person in whose name the debt security is registered.

     Unless otherwise indicated in the applicable prospectus supplement, the principal, premium, and interest on the debt securities of a particular series will be payable at the office of the paying agents that we may designate. However, we may pay any interest by check mailed to the address, as it appears in the security register, of the person entitled to that interest. Also, unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in The City of New York will be our sole paying agent for payments with respect to debt securities of each series. Any other paying agent that we initially designate for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will maintain a paying agent in each place of payment for the debt securities of a particular series.

     All money that we pay to a paying agent for the payment of the principal, premium, or interest on any debt security that remains unclaimed at the end of two years after the principal, premium, or interest has become due and payable will be repaid to us, and the holder of the debt security may look only to us for payment.

CONSOLIDATION, MERGER, AND SALE OF ASSETS

     Unless otherwise indicated in the applicable prospectus supplement, we may not:

     *    consolidate with or merge into any other entity;

     * convey, transfer, or lease our properties and assets substantially as an entirety to any entity; or

     * permit any entity to consolidate with or merge into us or convey, transfer, or lease its properties and assets substantially as an entirety to us, unless the following conditions are met:

          * the successor entity is a corporation, partnership, trust, or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the Indenture;

          * immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

          *    other conditions are met.

Upon any merger, consolidation, or transfer or lease of properties, the successor person will be substituted for us under the Indenture, and, thereafter, except in the case of a lease, we will be relieved of all obligations and covenants under the Indenture and the debt securities.

EVENTS OF DEFAULT

     Each of the following will be an event of default under the Indenture with respect to debt securities of any series:

     * our failure to pay principal of or any premium on any debt security of that series when due;

     * our failure to pay any interest on any debt securities of that series when due, and the continuance of that failure for 30 days;

     * our failure to deposit any sinking fund payment, when due, in respect of any debt securities of that series;

     * our failure to perform any of our other covenants in the Indenture relating to that series and the continuance of that failure for 90 days after written notice has been given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series;

     *    bankruptcy, insolvency, or reorganization events involving us; and

     * any other event of default for that series described in the applicable prospectus supplement.

     If an event of default occurs and is continuing other than an event of default relating to bankruptcy, insolvency, or reorganization, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. In the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the portion of the principal amount of the debt security specified in the terms of such debt security to be immediately due and payable upon an event of default.

     If an event of default involving bankruptcy, insolvency, or reorganization occurs, the principal amount of all the debt securities of the affected series will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture.

     The trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. Subject to provisions for the indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

     No holder of a debt security of any series will have any right to institute any proceeding under the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the Indenture, unless:

     * the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

     * the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and the holder or holders have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

     * the trustee has failed to institute the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with the request within 60 days after the notice, request, and offer.

The limitations provided above do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, premium, or interest on the debt security on or after the applicable due date.

     We are required to furnish to the trustee annually a certificate of various officers stating whether or not we are in default in the performance or observance of any of the terms, provisions, and conditions of the Indenture and, if so, specifying all known defaults.

MODIFICATION AND WAIVER

     In limited cases the trustee, as well as us, may make modifications and amendments to the Indenture without the consent of the holders of any series of debt securities. The trustee may make modifications and amendments to the Indenture with the consent of the holders of not less than 66-2/3% in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, without the consent of the holder of each outstanding debt security affected, no modification or amendment may:

     * change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

     * reduce the principal amount of, or any premium or interest on, any debt security;

     * reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity of the security;

     * change the place or currency of payment of principal of, or any premium or interest on, any debt security;

     * impair the right to institute suit for the enforcement of any payment on or with respect to any debt security; or

     * reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture necessary for waiver of compliance with certain provisions of the Indenture or of certain defaults, or modify the provisions of the Indenture relating to modification and waiver.

     Compliance with certain restrictive provisions of the Indenture may be waived by the holders of not less than 66-2/3% in aggregate principal amount of the outstanding debt securities of any series. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the Indenture, except:

     *    a default in the payment of principal, premium, or interest; and

     * a default under covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding debt security of the affected series.

     In determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date:

     * the principal amount of an outstanding original issue discount security will be the amount of the principal that would be due and payable upon acceleration of the maturity on that date,

     * if the principal amount payable at the stated maturity of a debt security is not determinable, the principal amount of the outstanding debt security will be an amount determined in the manner prescribed for the debt security; and

     * the principal amount of an outstanding debt security denominated in one or more foreign currencies will be the U.S. dollar equivalent of the principal amount of the debt security or, in the case of a debt security described in the previous clause above, the amount described in that clause.

     If debt securities have been fully defeased or if we have deposited money with the trustee to redeem debt securities, they will not be considered outstanding.

     Except in limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or any other shorter period as we may specify. The period may be shortened or lengthened, but not beyond 180 days.

DEFEASANCE AND COVENANT DEFEASANCE

     We may elect to have the provisions of the Indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants in the Indenture, applied to the debt securities of any series, or to any specified part of a series. The prospectus supplement describing a series of debt securities will state whether we can make these elections for that series.

     DEFEASANCE AND DISCHARGE

     We will be discharged from all of our obligations with respect to the debt securities of a series if we deposit with the trustee money in an amount sufficient to pay the principal, premium, and interest on the debt securities of that series when due in accordance with the terms of the Indenture and the debt securities. We can also deposit securities that will provide the necessary monies. However, we will not be discharged from the obligations to exchange or register the transfer of debt securities, to replace stolen, lost, or mutilated debt securities, to maintain paying agencies, and to hold moneys for payment in trust. The defeasance or discharge may occur only if we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities:

     * will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge; and

     * will be subject to federal income tax on the same amount, in the same manner, and at the same times as would have been the case if the deposit, defeasance, and discharge were not to occur.

     DEFEASANCE OF COVENANTS

     We may elect to omit compliance with restrictive covenants in the Indenture and any additional covenants that may be described in the applicable prospectus supplement for a series of debt securities. This election will preclude some actions from being considered defaults under the Indenture for the applicable series. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of debt securities, funds in an amount sufficient to pay the principal, premium and interest on the debt securities of the applicable series. We may also deposit securities that will provide the necessary monies. We will also be required to deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit and defeasance were not to occur. If we exercise this option with respect to any debt securities and the debt securities are declared due and payable because of the occurrence of any event of default, the amount of funds deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on the debt securities on any acceleration resulting from an event of default. In that case, we would remain liable for the additional payments.

GOVERNING LAW

     The law of the State of New York will govern the Indenture and the debt securities.

                                GLOBAL SECURITIES

     Some or all of the first mortgage bonds or debt securities of any series may be represented, in whole or in part, by one or more global securities, which will have an aggregate principal amount equal to that of the first mortgage bonds or debt securities they represent. We will register each global security in the name of a depositary or nominee identified in a prospectus supplement and deposit the global security with the depositary or nominee. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below and other matters specified in a supplemental indenture to the Mortgage or the Indenture.

     No global security may be exchanged for first mortgage bonds or debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary, unless:

     * the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary;

     * a default has occurred and is continuing with respect to the first mortgage bonds or debt securities represented by the global security; or

     * any other circumstances exist that may be described in the applicable supplemental indenture and prospectus supplement.

     We will register all securities issued in exchange for a global security or any portion of a global security in the names specified by the depositary.

     As long as the depositary or its nominee is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the global security and the first mortgage bonds or debt securities that it represents. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not:

     * be entitled to have the global security or first mortgage bonds or debt securities registered in their names;

     * receive or be entitled to receive physical delivery of certificated first mortgage bonds or debt securities in exchange for a global security; and

     * be considered to be the owners or holders of the global security or any first mortgage bonds or debt securities for any purpose under the Mortgage or the Indenture.

     We will make all payments of principal, premium, and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that purchasers of securities take physical delivery of securities in definitive form. These laws make it difficult to transfer beneficial interests in a global security.

     Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as Participants, and to persons that may hold beneficial interests through Participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of first mortgage bonds or debt securities represented by the global security to the accounts of its Participants. Ownership of beneficial interests in a global security will only be shown on records maintained by the depositary or the Participant. Likewise, the transfer of ownership interests will be effected only through the same records. Payments, transfers, exchanges, and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. Neither we, the trustee, nor any of our agents will have responsibility or liability for any aspect of the depositary's or any Participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising, or reviewing any records relating to the beneficial interests.

                             REGARDING THE TRUSTEES

     The Bank of New York is the trustee under the Mortgage and the trustee under the Indenture relating to the subordinated debt securities. We maintain normal banking arrangements with The Bank of New York, which include:

     * a $15.6 million commitment by The Bank of New York pursuant to a revolving credit agreement, none of which was outstanding at March 31, 2002.

     The Bank of New York also serves as:

     * trustee for the holders of several issues of pollution control bonds issued on our behalf;

     *    trustee under our senior note indenture;

     *    investment manager for our nonunion post-retirement medical fund; and

     *    custodian of international fixed-income assets for our pension plan.

     An affiliate of The Bank of New York is the remarketing agent for a series of our pollution control bonds.

     JPMorgan Chase Bank is the trustee under the Indenture relating to the senior debt securities. We maintain normal banking arrangements with JPMorgan Chase Bank. JPMorgan Chase Bank also:

     * serves as trustee for the holders of several series of bonds issued by a party unaffiliated with us, secured by, among other things, our payments under our Palo Verde Nuclear Generating Station leases;

     * serves as administrative agent and issuing bank with respect to a reimbursement agreement related to a letter of credit securing our payments under our Palo Verde Nuclear Generating Station leases ("Letter of Credit");

     * has a $42.4 million credit commitment under the Letter of Credit, none of which was outstanding as of March 31, 2002;

     *    serves as fiscal agent for certain of our privately-placed notes;

     * serves as an issuing and paying agent with respect to our commercial paper program; and

     * has a commitment to lend us up to $56.3 million under a revolving credit agreement, none of which was outstanding as of March 31, 2002.

     In addition, an affiliate of JPMorgan Chase Bank is the owner participant under a trust to which we sold and leased back a portion of Unit 2 of the Palo Verde Nuclear Generating Station.

                              PLAN OF DISTRIBUTION

     We intend to sell up to $500,000,000 in aggregate principal amount of the offered securities to or through underwriters or dealers, and may also sell the offered securities directly to other purchasers or through agents, as described in the prospectus supplement relating to an issue of first mortgage bonds or debt securities.

     We may distribute the offered securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

     In connection with the sale of the offered securities, underwriters may receive compensation from us or from purchasers of offered securities for whom they act as agents in the form of discounts, concessions, or commissions. Underwriters may sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they act as agents. Underwriters, dealers, and agents who participate in the distribution of offered securities may be considered to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of offered securities by them may be considered to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any person considered to be an underwriter, and we will describe any compensation received from us in the prospectus supplement.

     We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of the offered securities against liabilities, including liabilities under the Securities Act of 1933.

                                     EXPERTS

     The financial statements as of December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, and the related financial statement schedule incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, incorporated herein, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

     Snell & Wilmer L.L.P., One Arizona Center, Phoenix, Arizona 85004 will opine on the validity of the offered securities. We currently anticipate that Sullivan & Cromwell, 1888 Century Park East, Los Angeles, California 90067 will opine on the validity of the offered securities for any underwriters of securities. In giving their opinions, Sullivan & Cromwell and Snell & Wilmer L.L.P. may rely as to matters of New Mexico law upon the opinion of Keleher & McLeod, P.A., Albuquerque Plaza, 201 Third NW, 12th Floor, Albuquerque, New Mexico 87102. Snell & Wilmer L.L.P. may rely as to all matters of New York law upon the opinion of Sullivan & Cromwell. Sullivan & Cromwell may rely as to all matters of Arizona law upon the opinion of Snell & Wilmer L.L.P.

                                  $500,000,000

                         ARIZONA PUBLIC SERVICE COMPANY


                              FIRST MORTGAGE BONDS
                                 DEBT SECURITIES

                               ------------------

                                       APS

                               ------------------

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission registration fee ............       $ 46,000
Printing, engraving, and postage expenses ......................         20,000*
Legal fees .....................................................        150,000*
Accounting fees ................................................         15,000*
Rating Agency fees .............................................        209,000*
Trustee's fees and expenses ....................................          5,000*
Blue Sky fees and expenses .....................................         15,000*
Miscellaneous ..................................................         10,000*
                                                                       --------
         Total .................................................       $470,000*
                                                                       ========

----------
*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The law of Arizona permits extensive indemnification of present and former directors, officers, employees or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in Article Fifth of the Company's Articles of Incorporation. In addition, Section 7.01 of the Company's bylaws provides that the Company will indemnify present and former directors and officers to the fullest extent permitted by Arizona law.

     Under the Arizona Business Corporation Act (the "ABCA"), in order for a corporation to indemnify a director or officer, a majority of the corporation's disinterested directors, independent legal counsel, or the shareholders must find that the conduct of the individual to be indemnified was in good faith and that the individual reasonably believed that the conduct was in the corporation's best interests (in the case of conduct in an "official capacity" with the corporation) or that the conduct was at least not opposed to the corporation's best interests (in all other cases). In the case of any criminal proceeding, the finding must be to the effect that the individual had no reasonable cause to believe the conduct was unlawful. Indemnification is permitted with respect to expenses, judgments, fines, and amounts paid in settlement by such individuals.

     Indemnification under the ABCA is permissive, except in the event of a successful defense, in which case a director or officer must be indemnified against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, the ABCA requires Arizona corporations to indemnify any "outside director" (a director who is not an officer, employee, or holder of five percent or more of any class of the corporation's stock) against liability unless (i) the corporation's articles of incorporation limit such indemnification, (ii) the outside director is adjudged liable in a proceeding by or in the right of the corporation or in any other proceeding charging improper personal benefit to the director, or (iii) a court determines, before payment to the outside director, that the director failed to meet the standards of conduct described in the preceding paragraph. A court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not the individual has met the standards of conduct in this and the preceding paragraph.

     In connection with the offering made by the prospectus which is a part of this registration statement, as it may be amended or supplemented, the underwriters of the securities, pursuant to the relevant underwriting agreement, will severally agree to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed this registration statement, and each person, if any, who controls the Company within the meaning of the Securities Act of 1933, as amended (the "Act"), against certain losses, claims, damages, or liabilities, including liabilities under the Act, that arise out of or are based upon written information furnished by such underwriters to the Company for use in this registration statement or in such prospectus.

     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 16. LIST OF EXHIBITS.

EXHIBIT NO.                                    DESCRIPTION
-----------                                    -----------

    1.1        Form of Underwriting Agreement for First Mortgage Bonds.
    1.2        Form of Underwriting Agreement for Debt Securities.
    4.1 Form(s) of Supplemental Indenture relating to First Mortgage Bonds (to be filed as Exhibit(s) by means of Form 8-K).
    4.2 Specimen(s) of First Mortgage Bonds (to be filed as Exhibit(s) by means of Form 8-K).
    4.3 Form(s) of Supplemental Indenture relating to Debt Securities (to be filed as Exhibit(s) by means of Form 8-K).
    4.4 Specimen(s) of Debt Securities (to be filed as Exhibit (s) by means of Form 8-K).
    5.1        Opinion of Snell & Wilmer L.L.P.
    12.1       Computation of Ratio of Earnings to Fixed Charges.
    23.1       Consent of Deloitte & Touche LLP.
    23.2 Consent of Snell & Wilmer L.L.P. (included in Opinion filed as Exhibit No. 5.1).
    24.1       Power of Attorney (see II-6).
    25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Bond Trustee under the Mortgage.
    25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Indenture relating to the subordinated Debt Securities.
    25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, as Trustee under the Indenture relating to the senior Debt Securities.

     In addition to those Exhibits shown above, the Company hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Securities Act of 1933 by reference to the filings set forth below:

   EXHIBIT                                               PREVIOUSLY FILED                                     DATE
     NO.               DESCRIPTION                          AS EXHIBIT:                       FILE NO.      EFFECTIVE
   -------             -----------                       ----------------                     --------      ---------
     4.5       Mortgage and Deed of Trust           4.1 to September 1992 Form                 1-4473        11-9-92
                 relating to Company's First          10-Q Report
                 Mortgage Bonds, together with
                 forty-eight indentures
                 supplemental thereto.

               Forty-ninth Supplemental             4.1 to 1992 Form 10-K Report               1-4473        3-30-93
                 Indenture

               Fiftieth Supplemental Indenture      4.2 to 1993 Form 10-K Report               1-4473        3-30-94

               Fifty-first Supplemental             4.1 to August 1, 1993 Form
                 Indenture                            8-K Report                               1-4473        9-27-93

   EXHIBIT                                               PREVIOUSLY FILED                                     DATE
     NO.               DESCRIPTION                          AS EXHIBIT:                       FILE NO.      EFFECTIVE
   -------             -----------                       ----------------                     --------      ---------
               Fifty-second Supplemental            4.1 to September 30, 1993 Form             1-4473        11-15-93
                 Indenture                            10-Q Report

               Fifty-third Supplemental             4.5 to Registration Statement No.          1-4473          3-1-94
                 Indenture                            33-61228 by means of Febru-
                                                      ary 23, 1994 Form 8-K Report

               Fifty-fourth Supplemental            4.1 to Registration Statements             1-4473        11-22-96
                 Indenture                            Nos. 33-61228, 33-55473,
                                                      33-64455 and 333-15379 by
                                                      means of November 19, 1996
                                                      Form 8-K Report

               Fifty-fifth Supplemental             4.8 to Registration Statements             1-4473          4-9-97
                 Indenture                            Nos. 33-55473, 33-64455 and
                                                      333-15379 by means of April
                                                      7, 1997 Form 8-K Report

     4.6       Agreement of Resignation,            4.1 to September 29, 1995 Form             1-4473        10-24-95
                 Appointment, Acceptance,               8-K Report
                 and Assignment dated as of
                 August 18, 1995 among the
                 Company, Bank of America
                 National Trust and Savings
                 Association and The Bank of
                 New York

     4.7       Indenture dated as of January 1,     4.6 to Registration Statement Nos.         1-4473         1-11-95
                 1995 among the Company and           33-61228 and 33-55473 by means of
                 The Bank of New York, as             January 1, 1995 Form 8-K Report
                 Trustee, relating to subordi-
                 nated Debt Securities

     4.8       First Supplemental Indenture         4.4 to Registration Statement Nos.         1-4473         1-11-95
                 dated as of January 1, 1995,         33-61228 and 33-55473 by means of
                 relating to the issuance of          January 1, 1995 Form 8-K Report
                 $75,000,000 of 10% Junior
                 Subordinated Deferrable
                 Interest Debentures, Series A,
                 Due 2025

     4.9       Indenture dated as of January        4.10 to Registration Statement             1-4473         1-16-98
                 15, 1998 among the Company           Nos. 333-15379 and 333-
                 and JPMorgan Chase Bank              27551 by means of January
                 (formerly known as The               13, 1998 Form 8-K Report
                 Chase Manhattan Bank), as
                 Trustee, relating to
                 Senior Debt Securities

   EXHIBIT                                               PREVIOUSLY FILED                                     DATE
     NO.               DESCRIPTION                          AS EXHIBIT:                       FILE NO.      EFFECTIVE
   -------             -----------                       ----------------                     --------      ---------
    4.10       First Supplemental Indenture         4.3 to Registration Statement              1-4473         1-16-98
                 dated as of January 15, 1998,        Nos. 333-15479 and 333-
                 relating to the issuance of          27551 by means of January
                 $100,000,000 of 6-1/4% Notes         13, 1998 Form 8-K Report
                 Due 2005


    4.11       Second Supplemental                  4.3 to Registration Statement              1-4473         2-22-99
                 Indenture dated as of                Nos. 333-27551 and 333-
                 February 15, 1999                    58445 by means of February
                                                      18, 1999 Form 8-K Report

    4.12       Third Supplemental Indenture         4.5 to Registration Statement              1-4473         11-5-99
                 dated as of November 1, 1999         No. 333-58445 by means of
                                                      November 2, 1999 Form 8-K
                                                      Report

    4.13       Fourth Supplemental Indenture        4.1 to Registration Statement Nos.         1-4473          8-4-00
                 dated as of August 1, 2000           333-58445 and 333-94277 by means
                                                      of August 2, 2000 Form 8-K Report

    4.14       Fifth Supplemental Indenture         4.1 to September 2001 Form 10-Q            1-4473         11-6-01
                 dated as of October 1, 2001

    4.15       Sixth Supplemental Indenture         4.1 to Registration Statement Nos.         1-4473         2-28-02
                 dated as of March 1, 2002            333-63994 and 333-83398 by means
                                                      of February 26, 2002 Form 8-K
                                                      Report

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (7) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on the 19th day of June, 2002.

                                   ARIZONA PUBLIC SERVICE COMPANY


                                   By William J. Post
                                      ------------------------------------------
                                      (William J. Post, Chairman of the Board
                                       of Directors and Chief Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Chris N. Froggatt, Barbara M. Gomez, and Michael V. Palmeri and each of them, as attorneys-in-fact, to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement, and any related Rule 462(b) registration statement or amendment thereto.

               Signature                                        Title                              Date
               ---------                                        -----                              ----

            William J. Post                          Principal Executive Officer                June 19, 2002
-------------------------------------------          and Director
       (William J. Post, Chairman
      of the Board of Directors and
        Chief Executive Officer)


             Jack E. Davis                           Principal Accounting Officer,              June 19, 2002
-------------------------------------------          President and Director
       (Jack E. Davis, President)


           Michael V. Palmeri                        Principal Financial Officer                June 19, 2002
-------------------------------------------
          (Michael V. Palmeri,
        Vice President, Finance)


          Edward N. Basha, Jr.                       Director                                   June 19, 2002
-------------------------------------------
         (Edward N. Basha, Jr.)


          Michael L. Gallagher                       Director                                   June 19, 2002
-------------------------------------------
         (Michael L. Gallagher)


              Pamela Grant                           Director                                   June 19, 2002
-------------------------------------------
             (Pamela Grant)


          Roy A. Herberger, Jr.                      Director                                   June 19, 2002
-------------------------------------------
         (Roy A. Herberger, Jr.)

             Martha O. Hesse                         Director                                   June 19, 2002
-------------------------------------------
            (Martha O. Hesse)


        William S. Jamieson, Jr.                     Director                                   June 19, 2002
-------------------------------------------
       (William S. Jamieson, Jr.)


            Humberto S. Lopez                        Director                                   June 19, 2002
-------------------------------------------
           (Humberto S. Lopez)


            Robert G. Matlock                        Director                                   June 19, 2002
-------------------------------------------
           (Robert G. Matlock)


            Kathryn L. Munro                         Director                                   June 19, 2002
-------------------------------------------
           (Kathryn L. Munro)


           Bruce J. Nordstrom                        Director                                   June 19, 2002
-------------------------------------------
          (Bruce J. Nordstrom)


           William L. Stewart                        Director and President                     June 19, 2002
-------------------------------------------
          (William L. Stewart)

                                                      Registration No. 333-
================================================================================










                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                             -----------------------


                                   EXHIBITS TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under

                           THE SECURITIES ACT OF 1933


                             -----------------------


                         ARIZONA PUBLIC SERVICE COMPANY
             (Exact name of registrant as specified in its charter)








================================================================================

                                INDEX TO EXHIBITS

EXHIBIT NO.                        DESCRIPTION
-----------                        -----------

   1.1         Form of Underwriting Agreement for First Mortgage Bonds.
   1.2         Form of Underwriting Agreement for Debt Securities.
   4.1 Form(s) of Supplemental Indenture relating to First Mortgage Bonds (to be filed as Exhibit(s) by means of Form 8-K).
   4.2 Specimen(s) of First Mortgage Bonds (to be filed as Exhibit(s) by means of Form 8-K).
   4.3 Form(s) of Supplemental Indenture relating to Debt Securities (to be filed as Exhibit(s) by means of Form 8-K).
   4.4 Specimen(s) of Debt Securities (to be filed as Exhibit (s) by means of Form 8-K).
   5.1         Opinion of Snell & Wilmer L.L.P.
  12.1         Computation of Ratio of Earnings to Fixed Charges.
  23.1         Consent of Deloitte & Touche LLP.
  23.2 Consent of Snell & Wilmer L.L.P. (included in Opinion filed as Exhibit No. 5.1).
  24.1         Power of Attorney (see II-6).
  25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Bond Trustee under the Mortgage.
  25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Indenture relating to the subordinated Debt Securities.
  25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, as Trustee under the Indenture relating to the senior Debt Securities.

----------
     For a description of the Exhibits incorporated in this filing by reference, see Item 16.